EXHIBIT 99.3

           Computational Materials prepared by Goldman, Sachs & Co.
               in connection with GSAA Home Equity Trust 2005-7,
                   Asset-Backed Certificates, Series 2005-7

$694.269mm GS lead manager/books

 Class     S&P/Moodys       Size(mm)        Cr.Spt           AvL         Prin.Wndw
AV-1         AAA/Aaa         310.040          6.90           1.00       07/05-07/07
AF-2         AAA/Aaa         163.530          6.90           3.00       07/07-10/09
AF-3         AAA/Aaa          47.499          6.90           5.00       10/09-04/11
AF-4         AAA/Aaa          66.538          6.90           7.31       04/11-03/13
AF-5         AAA/Aaa          65.290          6.90           6.25       08/08-03/13
M-1          AA+/Aa1          10.168          5.45           5.15       07/08-03/13
M-2          AA/Aa2            9.467          4.10           5.13       07/08-03/13
M-3          AA/Aa3            4.909          3.40           5.13       07/08-03/13
M-4          AA-/A1            4.909          2.70           5.13       07/08-03/13
M-5           A+/A2            4.207          2.10           5.09       07/08-03/13
M-6           A/A3             2.103          1.80           4.95       07/08-08/12
B-1          A-/Baa1           2.103          1.50           4.79       07/08-02/12
B-2         BBB/Baa2           1.753          1.25           4.59       07/08-07/11


 Class       Coupon          Yield        Dollar Px        Spread
AV-1            --              --          100.0000       1mL+11
AF-2          4.476           4.4102         99.9979        S+50
AF-3          4.752           4.7272         99.9978        S+70
AF-4          5.058           5.0558         99.9966        S+90
AF-5          4.611           4.5983         99.9954        S+50
M-1           4.859           4.8355         99.9974        S+80
M-2           4.908           4.8848         99.9962        S+85
M-3           4.958           4.9347         99.9969        S+90
M-4           5.058           5.0347         99.9985        S+100
M-5           5.516           5.1324         99.9995        S+110
M-6           5.348           5.3239         99.9969        S+130
B-1           5.391           5.3650         99.9964        S+135
B-2           5.483           5.4535         99.9995        S+145
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Settlement - June 29, 2005
First Distribution Date - July 25, 2005
Legal Final - May 2035
Floating rate classes settle flat; fixed rate classes settle with accrued from
June 1, 2005

Disclaimer:
This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs does not
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